EXHIBIT 99


                                   For more information, contact:
                            W. Randall Fowler, NorAm Energy Corp.
                                                   (713) 654-7502


     Claims Against NorAm Energy Dismissed in RTC Litigation


     Houston TX -- August 30, 1994 -- NorAm Energy Corp. learned today that Federal Judge David Hittner has dismissed all causes of action against NorAm Energy and its Entex division in the litigation brought by the Resolution Trust Corporation against

NorAm Energy, Entex and various individual defendants in

connection with the 1989 receivership of University Savings

Association.  The Court permitted the RTC to pursue causes of action against the individual defendants, who are former

directors of University Savings, if the RTC can demonstrate gross negligence, or an entire or total want of care, or total

abdication of directorial duties.



     Judge Hittner did not grant the RTC the right to replead any of its causes of action.  NorAm Energy does not know if the RTC plans to appeal the Judge's orders.



     University Savings, formerly a wholly owned subsidiary of

Entex, was sold by Entex to University's management in a

transaction approved by the Federal Home Loan Bank Board in 1987.

Entex and NorAm Energy merged in 1988.



     NorAm Energy Corp., formerly Arkla, Inc., is the nation's





third largest natural gas utility serving 2.7 million customers through its Entex, Arkla and Minnegasco operating divisions.

NorAm Energy is also a major natural gas pipeline and energy marketer providing supply, gathering, storage and transportation services.



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